UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2019

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001‑37379	14‑1961545
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1624 Market Street,  Suite 311

Denver,  Colorado 80202

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624‑2400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communication pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communication pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b‑2 of the Securities Exchange Act of 1934 (17 CFR §240.12b‑2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STKS	Nasdaq

Explanatory Note

This filing corrects two typographical errors in the Credit Agreement and Guaranty entered into on October 4, 2019 between The ONE Group Hospitality, Inc. (the “Company”), The ONE Group, LLC, a wholly owned subsidiary of the Company, certain other operating subsidiaries of the Company, and Goldman Sachs Bank USA (the “Credit Agreement”). The corrections are as follows: (1) in Section 6.8(b) of the Credit Agreement, regarding the maximum consolidated leverage ratio, the final row in the table is corrected to read “March 31, ~~2021~~ 2022 and on the last day of any Fiscal Quarter ending thereafter” and (2) Section 6.8(c) of the Credit Agreement, regarding maximum consolidated capital expenditures, is corrected to clarify that the $2 million maximum consolidated capital expenditure applies to the fiscal quarter ended December 31, 2019 and not to the fiscal year ended December 31, 2019. The corrected Credit Agreement is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

10.1	Credit and Guaranty Agreement dated October 4, 2019 with Goldman Sachs Bank USA.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit and Guaranty Agreement dated October 4, 2019 with Goldman Sachs Bank USA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2019	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Tyler Loy
	Name:	Tyler Loy
	Title:	Chief Financial Officer